                                                                      Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registrants Statements Filed No. 333-06657 and 333-76025 on Form S-8.

/s/ Grant Thornton LLP

GRANT THORNTON LLP
Southfield, Michigan
February 21, 2001